Exhibit 32.2

Certification
pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
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In connection with the Quarterly Report of Immtech Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gary C. Parks,  certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gary C. Parks
Gary C. Parks
Treasurer, Secretary and Chief Financial Officer
(Principal Financial and Accounting Officer)
February 11, 2008